                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                      DISTRIBUTIONS IN DOLLARS
                                      PRIOR                                                                             CURRENT
                  ORIGINAL        PRINCIPAL                                                REALIZED    DEFERRED       PRINCIPAL
    CLASS       FACE VALUE          BALANCE      INTEREST      PRINCIPAL          TOTAL      LOSSES    INTEREST         BALANCE
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    SA                0.00             0.00     69,989.94           0.00      69,989.94        0.00        0.00            0.00
    A-1      34,557,488.00    27,039,209.38    143,129.34     732,115.28     875,244.62        0.00        0.00   26,307,094.10
    A-2       4,607,666.00     3,605,228.67     19,083.92      97,615.39     116,699.31        0.00        0.00    3,507,613.28
    B-1       1,256,636.00     1,239,719.94      6,562.33       2,140.40       8,702.73        0.00        0.00    1,237,579.54
    B-2       1,466,076.36     1,446,340.93      7,656.06       2,497.14      10,153.20        0.00        0.00    1,443,843.79
    SB                0.00             0.00          0.00           0.00           0.00        0.00        0.00            0.00
    R                 0.00       571,629.38          0.00           0.00           0.00        0.00   39,753.17      611,382.55

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TOTALS       41,887,866.36    33,902,128.30    246,421.59     834,368.21   1,080,789.80        0.00   39,753.17   33,107,513.26
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                          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH
                                  PRIOR                                                  CURRENT                 RATES
                              PRINCIPAL                                                PRINCIPAL
    CLASS          CUSIP        BALANCE      INTEREST     PRINCIPAL         TOTAL        BALANCE       CURRENT             NEXT
--------------------------------------------------------------------------------------------------------------------------------
    SA         23321PWW4       0.000000      1.670888      0.000000      1.670888       0.000000      2.477364%        2.467446%
    A-1        23321PWX2     782.441403      4.141775     21.185431     25.327206     761.255971      6.352079%        6.352129%
    A-2        23321PWY0     782.441407      4.141776     21.185431     25.327207     761.255976      6.352079%        6.352129%
    B-1        23321PWZ7     986.538616      5.222141      1.703278      6.925418     984.835338      6.352079%        6.352129%
    B-2        23321PXA1     986.538607      5.222143      1.703281      6.925424     984.835326      6.352079%        6.352129%
    SB         23321PXB9       0.000000      0.000000      0.000000      0.000000       0.000000      1.300000%        1.300000%
    R                          0.000000      0.000000      0.000000      0.000000       0.000000      6.352079%        6.352129%

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SELLER:                    Quality Mortgage USA, Inc.            ADMINISTRATOR:                           David C. West
SERVICER:                 Temple-Inland Mortgage Corp.                                                Bankers Trust Company
LEAD UNDERWRITER:        DLJ Mortgage Securities Corp.                                                    3 Park Plaza
RECORD DATE:                     March 31, 1997                                                         Irvine, CA 92714
DISTRIBUTION DATE:               April 25, 1997                              FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------------------------------

Distribution Date:               April 25, 1997
--------------------------------------------------------------------------------------------------------
SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                                                   87,002.06
SERVICER ADVANCES OUTSTANDING:                                                                     0.00

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                14,125.89
PLUS ADDITIONAL SERVICING FEES:                                                   0.00
                                                                             ---------
                                                                             14,125.89

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                 (1,271.67)
                                                                             ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                     12,854.22

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                  10,215.35

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DELINQUENT
LOAN                                30-60                61-90          91 +
INFORMATION:                        DAYS                 DAYS           DAYS                      TOTAL
--------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                   1,151,348.88         541,739.18       739,248.70       2,432,336.76
NUMBER OF LOANS                               14                  6                9                 29
--------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
--------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00               0.00     1,342,720.22       1,343,326.42
NUMBER OF LOANS                                0                  0               21                 21
--------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
--------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00          93,855.54       958,752.72       1,323,162.09
NUMBER OF LOANS                                0                  1               14                 18
--------------------------------------------------------------------------------------------------------
REO LOAN INFORMATION:
--------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00               0.00       111,910.26         111,910.26
NUMBER OF LOANS                                0                  0                3                  3
--------------------------------------------------------------------------------------------------------

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                         #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                      33,902,128.30
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                    33,107,513.26

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                445
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                   431

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                  10.629444%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                     10.619575%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                   100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                               0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                               0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                   777,842.59
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                             0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                 2.482628%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                             6.352014%

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                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------------------------

Distribution Date:               April 25, 1997
--------------------------------------------------------------------------------------------------
SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                       90.390898%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                    79.756672%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                    10.634225%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                     3.656761%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                     4.266225%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                                 0.00
                    CLASS A-1                                                                0.00
                    CLASS A-2                                                                0.00
                    CLASS B-1                                                                0.00
                    CLASS B-2                                                                0.00


CUMMULATIVE SB ACCRUAL AMOUNT :                                                        589,812.88






SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                                  1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                                      1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                                        100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                                                0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                                    0.00


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                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

----------------------------------------------------------------------------------------------------------------------------------
                                                                                 ^Mortgage Loan Liquidation Detail
Distribution Date:                     April 25, 1997
----------------------------------------------------------------------------------------------------------------------------------
                                    Original           Cut-Off            Current        Realized   Net Liquidation   Liquidation
  Loan Number     Loan Group   Principal Balance  Principal Balance  Principal Balance     Loss        Proceeds           Date
----------------------------------------------------------------------------------------------------------------------------------


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                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company